Exhibit 99.1

AeroGrow Reports Results for the First quarter ended June 30, 2016

•	First Quarter sales increase 37% to $2.2 million
•	First Quarter Adjusted EBITDA improves 45%
•	Gross Margin improves by 850 basis points to 39%

BOULDER, CO--(Marketwired – August 11, 2016) - AeroGrow International, Inc. (OTCQB: AERO) ("AeroGrow" or the "Company"), which is the manufacturer and distributor of the world's leading indoor gardening systems – the AeroGarden line of Smart Countertop Gardens™, announced results for the first quarter ended June 30, 2016.
For the quarter ended June 30, 2016, the company recorded total net revenue of $2.2 million, an increase of 37% over the same period in the prior year. Adjusted EBITDA was a loss of $393,000, a $325,000 improvement from the prior year.
"I'm very pleased with the progress we're making and believe the first quarter continued the momentum we saw in the business during the second half of fiscal 2016," said President and CEO J. Michael Wolfe.  "Net sales for the Company were up 37%, with strong gains in both our retail and direct response businesses – up 56% and 19% respectively.  Our retail business experienced good growth with both existing partners such as Amazon and Costco as well as good traction at new partners such as Sur La Table, ACE Hardware and several others.  While small, we also made good progress in our European distribution efforts.  All of this led to cutting our quarterly EBITDA loss nearly in half from last year - which represents a very solid start for our fiscal year.
"Our gross margin in the quarter improved by 850 basis points year-over-year to 39.1%.  The increases we've seen in our gross margin reflect the emphasis we have placed on achieving cost reductions in our supply chain and implementing improved pricing strategies.  The increased margins are critical to our continued implementation of our brand awareness campaign.
"Beyond the quarter's financial results, we've also made excellent progress in our product development efforts and we are on schedule to introduce several new products this fall that are as innovative as they are beautiful.  I'm also very excited about the series of operating agreements with the Scotts Miracle-Gro Company that we recently announced which will give us an opportunity to pursue multiple, incremental growth paths.
"While the first quarter is proportionally small for us, I think these results are extremely encouraging.  The improvements in our net revenue and Adjusted EBITDA - along with significant improvements to our gross margin and all of the progress we've made operationally - put us in a position to continue our strong momentum throughout fiscal 2017."

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in "Item 1A Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2016. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company's publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended June 30,
	2016	2015
(in thousands, except per share data)
Net revenue	$2,156	$1,569
Cost of revenue	1,312	1,088
Gross profit	844	481

Operating expenses
Research and development	97	131
Sales and marketing	820	642
General and administrative	580	665
Total operating expenses	1,497	1,438

Loss from operations	(653)	(957)

Other income (expense), net
Fair value changes in derivative warrant liability	(446)	(264)
Other (expense)	(28)	-
Total other income (expense) income, net	(474)	(264)

Net loss	$(1,127)	$(1,221)
Change in fair value of stock to be distributed for Scotts Miracle-Gro transactions	(449)	221
Net loss attributable to common stockholders	$(1,576)	$(1,000)

Net loss per share, basic and diluted	$(0.20)	$(0.15)

Weighted average number of common shares outstanding, basic and diluted	7,696	6,700

AEROGROW INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	June 30, 2016	March 31, 2016
(in thousands, except share and per share data)	(Unaudited)	(Derived from Audited Statements)
ASSETS
Current assets
Cash	$463	$1,401
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $9 and $14 at June 30, 2016 and March 31, 2016, respectively	1,018	1,577
Other receivables	148	232
Inventory, net	2,692	3,149
Prepaid expenses and other	385	196
Total current assets	4,721	6,570
Property and equipment, net of accumulated depreciation of $3,746 and $3,652 at June 30, 2016 and March 31, 2016, respectively	533	620
Other assets
Intangible assets, net	2	2
Deposits	106	156
Total assets	$5,362	$7,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,647	$1,733
Accrued expenses	800	964
Customer deposits	246	352
Deferred rent	-	1
Notes payable – related party	-	1,293
Derivative warrant liability	1,089	644
Debt associated with sale of intellectual property	149	160
Total current liabilities	3,931	5,147
Commitments and contingencies
Stockholders' equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 2,649,007 shares issued and outstanding at June 30, 2016 and March 31, 2016, respectively	3	3
Common stock, $.001 par value, 750,000,000 shares authorized, 7,696,010 and 6,536,518 shares issued and outstanding at June 30, 2016 and March 31, 2016, respectively	8	7
Additional paid-in capital	84,669	84,129
Stock dividend to be distributed	2,544	2,391
Accumulated deficit	(85,793)	(84,329)
Total stockholders' equity	1,431	2,201
Total liabilities and stockholders' equity	$5,362	$7,348

	Three Months Ended June 30, (in thousands)
	2016	2015
Loss from operations	$(653)	$(957)
Add back non-cash items:
Depreciation	94	81
Stock based compensation	60	74
Scott's Miracle-Gro intellectual property royalty and branding license	106	84
Total non-cash items	260	239
Adjusted EBITDA	$(393)	$(718)

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is income (loss) from operations. The non-U.S. GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Conference Call Details
The conference call is scheduled for 12:00 pm ET on Friday, August 12, 2016. To participate in the call, please dial:
U.S. (Toll Free): 1 (888) 347-7861
 Toll/International: 1 (412) 902-4227
A telephonic replay of the call will be available within 2 hours of completion and will be available for the next 24 hours. You will be able to access the audio file for 90 days following the completion of the call through the AeroGrow website at www.aerogrow.com/investors until November 10, 2016. To access the replay by phone, please dial:
U.S. and Canada: 1 (877) 870-5176
Toll/International: 1 (858) 384-5517
 Conference Number: 10090995

About AeroGrow International, Inc. Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:
Grey Gibbs
Senior Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755